UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2021 (June 30, 2021)

G1 THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38096	26-3648180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Park Offices Drive Suite 200 Research Triangle Park, NC	27709
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (919) 213-9835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	GTHX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 2, 2021, G1 Therapeutics, Inc. (“the Company”) entered into a Sales Agreement (“2021 Sales Agreement”) with Cowen and Company, LLC (“Cowen”) with respect to an at-the-market-offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $150.0 million (the “Placement Shares”) through Cowen as its sales agent. The issuance and sale, if any, of the Placement Shares by the Company under the 2021 Sales Agreement is subject to the effectiveness of the Company’s registration statement on Form S-3ASR (“Form S-3”), which became effective when filed with the Securities and Exchange Commission on July 2, 2021. The Company makes no assurances as to the continued effectiveness of the registration statement.

The Company is not obligated to make any sales of Common Stock under the 2021 Sales Agreement. The offering of Placement Shares pursuant to the 2021 Sales Agreement will terminate upon the earlier of (i) the sale of all Placement Shares subject to the 2021 Sales Agreement or (ii) termination of the 2021 Sales Agreement in accordance with its terms.

Upon delivery of a placement notice and subject to the terms and conditions of the 2021 Sales Agreement, Cowen may sell the Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made through The Nasdaq Global Select Market or on any other existing trading market for the Common Stock. Cowen will use commercially reasonable efforts to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Cowen a commission equal to three percent (3%) of the gross sales proceeds of any Placement Shares sold through Cowen under the 2021 Sales Agreement, and also has provided Cowen with customary indemnification and contribution rights.

The foregoing description of the 2021 Sales Agreement is qualified in its entirety by reference to the full text of the 2021 Sales Agreement, which is attached as Exhibit 1.2 to the Company’s Form S-3 filed July 2, 2021.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, has issued a legal opinion relating to the Placement Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 to the Company’s Form S-3 filed July 2, 2021.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the 2021 Sales Agreement, nor shall there be any offer, solicitation, or sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On June 30, 2021, the Company filed a Certificate of Correction to its Amended and Restated Certificate of Incorporation (the “Certificate of Correction”) filed with the Secretary of State of the State of Delaware on May 22, 2017 (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation inadvertently did not include the accurate par value of the Company’s common stock and preferred stock due to a scrivener’s error. The Certificate of Correction corrects this error to the Amended and Restated Certificate of Incorporation by listing the accurate par value.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1*	Certificate of Correction to G1 Therapeutics, Inc.’s Amended and Restated Certificate of Incorporation filed on May 22, 2017, dated June 30, 2021.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., dated July 2, 2021 (incorporated by reference as Exhibit 5.1 to the Company’s Registration Statement on Form S-3ASR filed with the SEC on July 2, 2021).

10.1	Sales Agreement, dated as of July 2, 2021, by and between G1 Therapeutics, Inc. and Cowen and Company, LLC (incorporated by reference as Exhibit 1.2 to the Company’s Registration Statement on Form S-3ASR filed with the SEC on July 2, 2021).

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G1 THERAPEUTICS, INC.

By:	/s/ James Stillman Hanson
James Stillman Hanson
General Counsel

Date: July 2, 2021